Exhibit 10.3

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) dated as of the _____ day of _____, _____.

BETWEEN:

Determine, Inc., a corporation incorporated under the laws of Delaware (the “Corporation”)

and

[ ], an individual (the “Indemnified Party”).

WHEREAS, Section 145(e) of the General Corporation Law of the State of Delaware (the “DGCL”), the Certification of Incorporation of the Corporation (the “Certification of Incorporation”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”) require the Corporation to pay all expenses, including attorney’s fees of directors and officers of the Corporation, including the Indemnified Party, incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding;

WHEREAS, the Corporation desires to have the Indemnified Party serve or continue to serve as a director or officer of the Corporation free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being, or having been, a director or officer of the Corporation or by reason of his decisions or actions on their behalf; and

WHEREAS, the Indemnified Party is willing to serve, or to continue to serve, or to take on additional service for, the Corporation in such aforesaid capacities on the condition that he be further indemnified as provided for herein.

NOW THEREFORE, IN CONSIDERATION OF the premises and mutual covenants herein contained and the Indemnified Party acting or agreeing to continue to act as a director or officer of the Corporation, the Corporation and the Indemnified Party do hereby covenant and agree as set forth below:

1.           Agreement to Serve

The Indemnified Party agrees to serve or continue to serve as a director or officer of the Corporation honestly and in good faith with a view to the best interests of the Corporation so long as he is duly elected and qualified in accordance with the provisions of the DGCL, the Certificate of Incorporation and the Bylaws if applicable, provided, however, that: (i) the Indemnified Party may at any time and for any reason resign from such position (subject to any contractual obligations which the Indemnified Party shall have assumed apart from this Agreement), and (ii) the Corporation shall not have any obligation under this Agreement to continue the Indemnified Party in any such position.

2.            Indemnification

(a)

To the fullest extent allowed by law, the Corporation agrees to indemnify and save harmless the Indemnified Party, his estate, executors, administrators, legal representatives and lawful heirs, from and against any and all costs, charges or expenses (including, but not limited to, (i) any amount paid to settle any action or to satisfy any judgment, legal fees, and retainers on a solicitor and client or other basis; (ii) other professional fees, penalties, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, and delivery service fees; (iii) any federal, state, local or foreign taxes imposed on the Indemnified Party as a result of the actual or deemed receipt of any payments under this Agreement; (iv) costs, charges or expenses incurred in connection with any appeal resulting from any proceedings including questionings, examinations, trials, hearings and meetings, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; (v) costs, charges and expenses incurred by the Indemnified Party in connection with the interpretation, enforcement or defense of the Indemnified Party’s rights under this Agreement; (vi) out-of-pocket expenses for attending proceedings including questionings, examinations, trials, hearings and meetings; and (vi) any amount for which the Indemnified Party is liable by reason of any statutory provision whether civil, criminal or otherwise) (herein referred to as “Costs, Charges and Expenses”), suffered, incurred or otherwise paid, payable or ordered to be paid by the Indemnified Party, his estate, executors, administrators, legal representatives and lawful heirs, directly or indirectly, as a result or by reason of the Indemnified Party being or having been a director or officer of the Corporation or by reason of any action taken by the Indemnified Party in his capacity as a director or officer of the Corporation.

(b)	In addition and without limitation of the previous Section 2(a), the Corporation agrees:

(i)

except in respect of an action by or on behalf of the Corporation to procure a judgment in its favor, to the fullest extent allowed by law, to indemnify the Indemnified Party, his estate, executors, administrators, legal representatives and lawful heirs, from and against all Costs, Charges and Expenses suffered, incurred or otherwise paid, payable or to be paid by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party (including but not limited to actions, proceedings, investigations, inquiries or hearings in which the Indemnified Party is compelled by the authorities or requested by the Corporation to participate, whether or not charges have been laid against the Corporation or Indemnified Party), by reason of being or having been a director or officer of the Corporation;

(ii)

to the fullest extent allowed by law, to indemnify the Indemnified Party and his estate, executors, administrators, legal representatives and lawful heirs from and against all Costs, Charges and Expenses of any action by or on behalf of the Corporation to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or officer of the Corporation;

(iii)

in the event that the approval of a court of competent jurisdiction is required to effect any indemnification granted hereunder, the Corporation agrees to make application for and use its best efforts to obtain such court’s approval to such indemnification;

(iv)

notwithstanding Sections 2(b)(i) and (ii), to indemnify the Indemnified Party and his estate, executors, administrators, legal representatives and lawful heirs against all Costs, Charges and Expenses suffered, incurred or otherwise paid, payable or to be paid by him or them in respect of any civil, criminal or administrative action or proceeding to which he is made a party (including actions, proceedings, investigations, inquiries or hearings in which the Indemnified Party is compelled by the authorities or requested by the Corporation to participate, whether or not charges have been laid against the Corporation or Indemnified Party), by reason of being or having been a director or officer of the Corporation, if the Indemnified Party was substantially successful on the merits in his defense of the action, proceeding, investigation, inquiry or hearing; provided, that if the Indemnified Party is not substantially successful in his defense of such action, proceeding, investigation, inquiry or hearing but is successful, on the merits or otherwise, as to one or more claims, issues or matters, but not substantially successful on the merits in his defense of such action, proceeding, investigation, inquiry or hearing, the Corporation shall indemnify the Indemnified Party against all Costs, Charges and Expenses incurred by him or on his behalf in connection with or related to each substantially successfully resolved claim, issue or matter to the fullest extent permitted by law;

(v)

for the purposes of this Agreement including, but not limited to, Section 1 hereof, the termination of any such civil, criminal or administrative action, proceeding, investigation, inquiry or hearing, by judgment, order, settlement, conviction or similar or other result, shall not, of itself, create a presumption either that the Indemnified Party did not act honestly or in good faith with a view to the best interests of the Corporation or that, in the case of a criminal or administrative action, proceeding, investigation, inquiry or hearing that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that his conduct was lawful; and

(vi)

for purpose of this Agreement, including, but not limited to, Section 2 hereof, the termination of any claim, issue or matter in such a civil, criminal or administrative action, proceeding, investigation, inquiry or hearing, by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(c)

The intention of this Agreement is to provide the Indemnified Party indemnification to the fullest extent permitted by law and without limiting the generality of the foregoing and notwithstanding anything contained herein:

(i)	nothing in this Agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in Sections 2(à) and (b) hereof; and

(ii)

Section 2(b) is intended to provide indemnification to the Indemnified Party that is not specifically prohibited by a court of competent jurisdiction and to the fullest extent permitted by the DGCL and, in the event that the DGCL is amended to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), Section 2(b) shall be deemed to be amended concurrently with the amendment to the DGCL so as to provide such broader indemnification.

(d)

Notwithstanding any other provision of this Agreement, to the fullest extent permitted by law and to the extent that the Indemnified Party is, as a result or by reason of the Indemnified Party being or having been a director or officer of the Corporation or by reason of any action taken by the Indemnified Party in his capacity as a director or officer of the Corporation, a witness or otherwise asked to participate in any civil, criminal or administrative action, proceeding, investigation, inquiry or hearing to which the Indemnified Party is not a party, he shall be indemnified against all Costs, Charges and Expenses incurred by him or on his behalf in connection therewith.

(e)

If the Indemnified Party is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Costs, Charges and Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is entitled.

(f)

If the indemnification provided for in this Agreement for any reason is held by a court of competent jurisdiction to be unavailable to the Indemnified Party in respect of any Costs, Charges and Expenses, then the Corporation, in lieu of indemnifying the Indemnified Party hereunder, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Costs, Charges and Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and all officers, directors or employees of the Corporation, other than the Indemnified Party, who are jointly liable (or who would be jointly liable if joined in such action, suit or proceeding), on the one hand, and the Indemnified Party, on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and all officers, directors or employees of the Corporation other than the Indemnified Party who are jointly liable (or who would be jointly liable if joined in such action, suit or proceeding), on the one hand, and the Indemnified Party, on the other hand, in connection with the action or inaction that resulted in such Costs, Charges and Expenses, as well as any other relevant equitable considerations. The relative fault of the Corporation and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and the degree to which their actions were motivated by the intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(g)

The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director, employee, agent or controlling person of the Indemnified Party.

3.           Per Diem Charge

In addition to any other amount payable to the Indemnified Party under this Agreement, the Indemnified Party shall be entitled to receive from the Corporation a per diem payment in an amount equal to $750 per hour (the “Per Diem Charge”) for time spent after the date hereof involved in any legal action or proceeding (including any threatened, pending, contemplated, continuing or completed action, application, motion or proceeding whether civil, criminal, administrative or investigative and any appeal or appeals) relating to the Corporation to which the Indemnified Party is involved by reason of the fact that the Indemnified Party is or was a director of the Corporation. The Indemnified Party shall be considered to be “involved” in any such legal action or proceeding if the Indemnified Party has any participation whatsoever in such matter, including merely as a witness.

4.            Prepaid Expenses

All Costs, Charges and Expenses suffered, incurred or otherwise paid, payable or ordered to be paid by the Indemnified Party and covered hereunder shall, if requested by the Indemnified Party, be advanced and/or paid by the Corporation immediately. Advances shall be unsecured and interest free. Advances shall be made without regard to the Indemnified Party’s ability to repay the Costs, Charges and Expenses and without regard to the Indemnified Party’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 5(c), advances shall include any and all Costs, Charges and Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred, or to be incurred, preparing and forwarding statements to the Corporation to support the advances claimed. The Indemnified Party shall qualify for advances upon the execution and delivery to the Corporation of this Agreement, which shall constitute an undertaking providing that the Indemnified Party undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled to be indemnified by the Corporation. No other form of undertaking shall be required other than the execution of this Agreement.

5.            Other Rights and Remedies, and Presumptions

(a)

Indemnification and immediate payment of incurred Costs, Charges and Expenses as provided by this Agreement shall not be deemed to derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the DGCL or otherwise at law, the Certificate of Incorporation, the Bylaws, the Indemnification Agreement, this Agreement, any vote of shareholders of the Corporation or otherwise, both as to matters arising out of his capacity as a director or officer of the Corporation, or as to matters arising out of another capacity with the Corporation while being a director or officer of the Corporation, and shall continue after the Indemnified Party has ceased to be a director or officer of the Corporation.

(b)

In making a determination with respect to entitlement to indemnification hereunder, the court of competent jurisdiction making such determination shall, to the fullest extent not prohibited by law, presume that the Indemnified Party is entitled to indemnification under this Agreement if the Indemnified Party has submitted a written request pursuant to Section 7 of this Agreement, and the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any court of competent jurisdiction of any determination contrary to that presumption.

(c)

The Corporation shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement. It is the intent of the Corporation that, to the fullest extent permitted by law, the Indemnified Party not be required to incur legal fees or other Costs, Charges and Expenses associated with the interpretation, enforcement or defense of the Indemnified Party’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnified Party hereunder. The Corporation shall, to the fullest extent permitted by law, indemnify the Indemnified Party against any and all Costs, Charges and Expenses and, if requested by the Indemnified Party, shall (within 3 days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by law, such Costs, Charges and Expenses to the Indemnified Party, which are incurred by the Indemnified Party in connection with any action brought by the Indemnified Party for indemnification, contribution or advance of Costs, Charges and Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation.

6.           Limitation of Actions and Release of Claims

No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation against the Indemnified Party, his estate, executors, administrators, legal representatives or lawful heirs after the expiration of two years from the date the Indemnified Party ceased (for any reason) to be a director or officer of the Corporation and the Corporation agrees that any claim or cause of action of the Corporation shall be extinguished and the Indemnified Party, his estate, executors, administrators, legal representatives and lawful heirs deemed released therefrom absolutely unless asserted by the commencement of legal action in a court of competent jurisdiction within such two-year period.

7.            Notice of Proceedings; Notice of Indemnification; Procedures

(a)

The Indemnified Party agrees to give notice to the Corporation as soon as is reasonably practical after being served with any statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal or administrative action, proceeding, investigation, inquiry or hearing to which the Indemnified Party is a party, whether or not charges have been laid against the Corporation or Indemnified Party, by reason of being or having been a director or officer of the Corporation and the Corporation agrees to give notice to the Indemnified Party in writing as soon as is reasonably practical after:

(i)

being served with any such statement of claim, writ, notice of motion, indictment or other document commencing or continuing any civil, criminal or administrative action, proceeding, investigation, inquiry or hearing to which the Indemnified Party is à party; whether or not charges have been laid against the Corporation or Indemnified Party, or

(ii)

receiving notice of any such civil, criminal or administrative action, proceeding, investigation, inquiry or hearing to which the Indemnified Party is à party, whether or not charges have been laid against the Corporation or Indemnified Party, provided, however, that the failure of the Indemnified Party to give such notice to the Corporation shall not adversely affect the Indemnified Party’s rights under this Agreement except to the extent, and only to such extent, that the Corporation shall have been actually and materially prejudiced as a direct result of such failure.

(b)

To obtain indemnification under this Agreement (and/or, to the extent applicable, contribution pursuant to Section 2(f)), the Indemnified Party shall submit to the Corporation a written request for such indemnification (and/or, to the extent applicable, contribution), which such written request shall generally state the amount to which the Indemnified Party is entitled pursuant to this Agreement. The omission by the Indemnified Party to notify the Corporation hereunder will not relieve the Corporation from any liability which it may have to the Indemnified Party hereunder or otherwise under this Agreement, and any delay in so notifying the Corporation shall not constitute a waiver by the Indemnified Party of any rights under this Agreement. The Secretary of the Corporation shall, promptly upon receipt of such a request, advise the Board of Directors of the Corporation in writing that the Indemnified Party has requested indemnification (and/or, to the extent applicable, contribution).

(c)

Upon the written request by the Indemnified Party for indemnification (or to the extent applicable, contribution) in accordance with Section 7(b), the Corporation shall promptly (and in any event within 5 business days thereafter) pay, by wire transfer of immediately available funds to an account or accounts designated in writing by the Indemnified Party, the amount to which the Indemnified Party is entitled pursuant to this Agreement (as stated in such written request), unless there is pending an action brought by the Corporation in a court of competent jurisdiction in accordance with Section 15 challenging either (i) that the Indemnified Party is entitled to indemnification (or, to the extent applicable, contribution) under this Agreement or (ii) the amount set forth in the Indemnified Party’s written request as the amount owed to the Indemnified Party pursuant to this Agreement (a “Challenged Action”); provided, however, that with respect to the immediately preceding clause (ii), any portion of such amount that is not challenged by the Corporation in such Challenged Action shall be paid by the Corporation to the Indemnified Person in accordance hereto. Upon (but in any event within 2 business days thereafter) (x) a final non-appealable determination by a court of competent jurisdiction with respected to such Challenged Action or (y) a written agreement between the Corporation and the Indemnified Party with respect to such Challenged Action, the Corporation shall promptly (and in any event within 2 business days thereafter) pay, by wire transfer of immediately available funds to an account or accounts designated in writing by the Indemnified Party the amounts to which the Indemnified Party is entitled (if any) as determined in accordance with clause (x) or clause (y) immediately above.

8.           Right to Retain Counsel

The Corporation agrees to promptly retain counsel who shall be satisfactory to the Indemnified Party to represent the Indemnified Party.

In any such matter the Indemnified Party shall have the right to retain other counsel to act on his behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party unless:

(a)	the Indemnified Party and the Corporation shall have mutually agreed to the retention of such other counsel;

(b)

the parties to any such civil, criminal or administrative action, proceeding, investigation, inquiry or hearing (including any added third, or interpleaded parties) include the Corporation and the Indemnified Party and representation of more than one party by the same counsel would be inappropriate due to actual or potential differing interests between them (including the availability of different defenses) in which event the Corporation agrees to pay the fees and disbursements of such counsel; or

(c)	the Corporation shall have failed to retain, in à reasonable period of time, counsel which is satisfactory to the Indemnified Party to represent the Indemnified Party.

9.           Settlement

The Corporation shall not be entitled to settle any civil, criminal or administrative action, proceeding, investigation, inquiry or hearing to which the Indemnified Party is a party or for which indemnity is sought hereunder unless:

(a)	the Indemnified Party consents to the terms of such settlement;

(b)	such settlement does not involve any admission of fact or law and does not create any obligation or liability of the Indemnified Party other than the payment of a monetary amount;

(c)	the Indemnified Party is indemnified in full against payment of such monetary amount together with all related Costs, Charges and Expenses; and

(d)	such settlement is expressly stated to be made by the Corporation on behalf of the Indemnified Party, without any admission of liability by the Indemnified Party.

10.         Indemnified Party to Cooperate

The Indemnified Party agrees to give the Corporation such information and cooperation as the Corporation may reasonably require from time to time in respect of all matters hereunder. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnified Party in so cooperating with the Corporation in respect of all matters hereunder, including the determination of whether the Indemnified Party is entitled to indemnification hereunder, shall be borne by the Corporation (irrespective of the final non-appealable determination as to the Indemnified Party’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnified Party harmless therefrom.

11.         Insurance

The Corporation shall obtain and maintain a policy of insurance with respect to liability relating to its current and former directors or officers which policy shall pursuant to its terms extend to the Indemnified Party in his capacity as a current or former director or officer of the Corporation. The Corporation will include the Indemnified Party as an insured under such policy. In the event the Indemnified Party is not named under such policy, the Corporation shall immediately provide written notice of such fact to the Indemnified Party.

In the event that the Indemnified Party is an insured under such policy and an insurable event occurs, the Indemnified Party will be indemnified promptly as agreed hereto regardless of whether the Corporation has received the insurance proceeds. The Indemnified Party is entitled to full indemnification as agreed hereto notwithstanding any deductible amounts or policy limits contained in any such insurance policy.

12.         Effective Time

Notwithstanding the date hereof, this Agreement shall be effective as and from the earlier of the first day that the Indemnified Party became or becomes a director or officer of the Corporation.

13.         Notices

Unless otherwise permitted by this Agreement, all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (iv) sent by facsimile transmission or electronic mail (e-mail), with receipt of oral confirmation that such transmission has been received:

(a)	if to the Indemnified Party, at the last known address of the Indemnified Party as set forth in the minute books of the Corporation; and

(b)	if to the Corporation, at its head office:

[                    ]

[                    ]

[                    ]

Attention: [  ]

or to such other address as each party may from time to time notify the other of in writing.

If the Corporation receives notice from any other source of any matter which the Indemnified Party would otherwise be obligated hereunder to give notice of to the Corporation, then the Indemnified Party shall be relieved of his obligation hereunder to give notice to the Corporation, provided the Corporation has not suffered any actual and material damage from the failure of the Indemnified Party to give notice as herein required.

14.         Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)

the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)

to the fullest possible extent, the provisions of this Agreement (including, without limitations, all portions of any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

15.         Governing Law; Consent to Jurisdiction

The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Corporation and the Indemnified Party each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware, which shall be the exclusive and only proper forum for adjudicating such a claim.

16.         Modification and Waiver

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute à waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute à continuing waiver.

17.         Entire Agreement

Together with the Indemnification Agreement and the relevant provisions of the Certificate of Incorporation, Bylaws and the DGCL, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, between the parties hereto respecting the matters set forth herein, and shall constitute the entire agreement between the parties hereto in respect of the matters set forth herein. For avoidance of doubt, this Agreement does not in any way supersede, modify, terminate or cancel the Indemnification Agreement or any rights or remedies of the Indemnified Party thereunder.

18.         Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and permitted assigns and to the Indemnified Party and his estate, executors, administrators, legal representatives and lawful heirs.

19.         Successor Legislation

Any references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time and, in the event that the Corporation is continued, incorporated, amalgamated, arranged under or otherwise becomes governed by an enactment other than the DGCL, then all references herein to the DGCL shall be deemed to be references to such enactment as the same may be amended or replaced from time to time.

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IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as at the date first written above.

THE CORPORATION:

Determine, Inc.

By:
Name:
Title:

THE INDEMNIFIED PARTY:

Name: